REPORT OF
INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM

Board of Trustees and
Shareholders
Redwood Managed
Volatility Fund

In planning and
performing our audit
of the financial
statements of
Redwood Managed
Volatility Fund (a fund
in the Two Roads
Shared Trust) (the
"Fund") as of and for
the year ended
October 31, 2016, in
accordance with the
standards of the Public
Company Accounting
Oversight Board
(United States), we
considered the Fund's
internal control over
financial reporting,
including controls over
safeguarding securities,
as a basis for designing
audit procedures for
the purpose of
expressing an opinion
on the financial
statements and to
comply with the
requirements of Form
N-SAR, but not for
the purpose of
expressing an opinion
on the effectiveness of
the Fund's internal
control over financial
reporting. Accordingly,
we express no such
opinion.

Management of the
Fund is responsible for
establishing and
maintaining effective
internal control over
financial reporting. In
fulfilling this
responsibility,
estimates and
judgments by
management are
required to assess the
expected benefits and
related costs of
controls. A fund's
internal control over
financial reporting is a
process designed to
provide reasonable
assurance regarding
the reliability of
financial reporting and
the preparation of
financial statements
for external purposes
in accordance with
generally accepted
accounting principles.
A fund's internal
control over financial
reporting includes
those policies and
procedures that (1)
pertain to the
maintenance of
records that, in
reasonable detail,
accurately and fairly
reflect the transactions
and dispositions of the
assets of the fund; (2)
provide reasonable
assurance that
transactions are
recorded as necessary
to permit preparation
of financial statements
in accordance with
generally accepted
accounting principles,
and that receipts and
expenditures of the
fund are being made
only in accordance
with authorizations of
management and
directors of the fund;
and (3) provide
reasonable assurance
regarding prevention
or timely detection of
unauthorized
acquisition, use, or
disposition of the
fund's assets that could
have a material effect
on the financial
statements.

Because of its inherent
limitations, internal
control over financial
reporting may not
prevent or detect
misstatements. Also
projections of any
evaluation of
effectiveness to future
periods are subject to
the risk that controls
may become
inadequate because of
changes in conditions,
or the degree of
compliance with
policies and
procedures may
deteriorate.

A deficiency in internal
control over financial
reporting exists when
the design or operation
of a control does not
allow management or
employees, in the
normal course of
performing their
assigned functions, to
prevent or detect
misstatements on a
timely basis. A material
weakness is a
deficiency, or a
combination of
deficiencies, in internal
control over financial
reporting, such that
there is a reasonable
possibility that a
material misstatement
of the Fund's annual
or interim financial
statements will not be
prevented or detected
on a timely basis.


Our consideration of
the Fund's internal
control over financial
reporting was for the
limited purpose
described in the first
paragraph and would
not necessarily disclose
all deficiencies in
internal control over
financial reporting that
might be material
weaknesses under
standards established
by the Public
Company Accounting
Oversight Board
(United States).
However, we noted no
deficiencies in the
Fund's internal control
over financial
reporting and its
operation, including
controls over
safeguarding securities,
that we consider to be
material weaknesses as
defined above as of
October 31, 2016.

This report is intended
solely for the
information and use of
management and the
Board of Trustees of
the Two Roads Shared
Trust and the U.S.
Securities and
Exchange
Commission, and is
not intended to be and
should not be used by
anyone other than
these specified parties.


/s/ GRANT
THORNTON LLP

Chicago, Illinois
December 29, 2016